Exhibit 23.2

Consent of PricewaterhouseCoopers LLP

Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002, except for the information in Note 16 as to which the dates are March 5, 2002, and March 9, 2002, relating to the consolidated financial statements and financial statement schedule of Paradyne Networks, Inc., which appears in Paradyne Networks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Tampa, Florida
June 17, 2002